Exhibit 23.1

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO * MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in Form S-8 of Kallo Inc. dated June 27, 2011, of our report dated April 16, 2012 on our audit of the consolidated financial statements of Kallo Inc. as of December 31, 2011 and the related statements of operations and comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for the year then ended.

SCHWARTZ LEVITSKY FELDMAN LLP
Toronto, Ontario, Canada	Chartered Accountants
April 16, 2012	Licensed Public Accountants